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                                                                     EXHIBIT 16.

         [LETTERHEAD OF REDDISH AND WHITE, CERTIFIED PUBLIC ACCOUNTANTS]

July 21, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:  Weststar Environmental, Inc.
     Registration Statement on Form SB-2, No. 333-50255

Dear Sirs:

This letter will serve to confirm that our replacement by Horton & Company as auditors of Weststar Environmental, Inc. ("the Company"), approved by the Company's board of directors, was necessitated by the NASDAQ requirement that the Company's independent auditors be members of the AIPCA SEC Practice Section. We are not members. None of our reports on the financial statements of the Company and B&B contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles, and there were no disagreements between the Company and us on any matter of accounting principles or practices, financial statement, disclosure, or auditing scope or procedure.

We are prepared to provide any further information at your request.

Sincerely,


/s/ Reddish & White, CPA's

REDDISH & WHITE, CPA'S